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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-23490, 333-06469, and 333-76728) of Plexus Corp. of our report dated June 11, 2004 relating to the financial statements of Plexus Corp. 401(k) Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 25, 2004